UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 13, 2021

TREX COMPANY, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-14649	54-1910453
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

160 Exeter Drive Winchester, Virginia	22603-8605
(Address of Principal Executive Offices)	(ZIP Code)

Registrant’s telephone number, including area code: (540) 542-6300

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock	TREX	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act ☐

Item 8.01	Other Events

On March 13, 2021 an electrical fire occurred in a manufacturing building at our Winchester, Virginia manufacturing facility. No injuries occurred from the event. The Company believes that all repairs will be completed by the end of March 2021. While repairs are underway, the Company expects that production at its other facilities in Virginia and Nevada will continue as normal.

As a result of the fire, the Company believes that revenue for the quarterly period ending March 31, 2021, will still be within the guidance levels previously disclosed early in February 2021 but will likely be at the low end at approximately $235 million. The Company believes that the production volume will be recovered during the quarterly period ending June 30, 2021. Also, on March 22, 2021, the Company issued a press release announcing the same. A copy of the press release is attached hereto as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Trex Company, Inc. herewith furnishes the following exhibits:

Exhibit Number	Description of Exhibit

99.1	Press release dated March 22, 2021.

104.1	Cover page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TREX COMPANY, INC.

Date: March 22, 2021	/s/ Dennis C. Schemm
Dennis C. Schemm
Senior Vice President and Chief Financial Officer